UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2014, Boston Properties, Inc. (the “Company”) amended its Second Amended and Restated By-laws, as previously amended (the “By-laws”), in connection with the Company’s appointment of Ivan G. Seidenberg as its initial lead independent director. Previously, the By-laws provided that the Company’s Chief Executive Officer or President was to preside at all meetings of the Board of Directors of the Company when the Chairman was not present. The amendment to the By-laws removed this provision as a result of the fact that the Company’s lead independent director will have this responsibility.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the copy of the amendment filed as Exhibits 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2014 annual meeting of stockholders (the “2014 Annual Meeting”) on May 20, 2014. At the 2014 Annual Meeting, the stockholders of the Company were asked to (1) elect Carol B. Einiger, Dr. Jacob A. Frenkel, Joel I. Klein, Douglas T. Linde, Matthew J. Lustig, Alan J. Patricof, Ivan G. Seidenberg, Owen D. Thomas, Martin Turchin, David A. Twardock and Mortimer B. Zuckerman to the Company’s Board of Directors, (2) cast an advisory vote on named executive officer compensation, as described in the Company’s proxy statement, (3) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, (4) vote on a stockholder proposal concerning an independent board chairman, (5) vote on a stockholder proposal concerning the adoption of proxy access and (6) vote on a stockholder proposal concerning a policy regarding accelerated vesting of equity awards of named executive officers upon a change in control.

At the 2014 Annual Meeting, the stockholders elected all eleven director nominees, approved the advisory resolution on the compensation of the Company’s named executive officers, ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, approved the stockholder proposal concerning the adoption of proxy access and approved the stockholder proposal concerning a policy regarding accelerated vesting of equity awards of named executive officers upon a change in control. The stockholder proposal concerning an independent board chairman did not receive the affirmative vote of a majority of shares present in person or represented by proxy at the 2014 Annual Meeting and entitled to vote and, as a result, was not approved.

The following is a statement of the number of votes cast for or against each matter or director nominee. In addition, the following sets forth the number of abstentions and broker non-votes with respect to each matter or director nominee, as applicable.

	For	Against	Abstain	Broker Non-Votes
Election of Directors:
Carol B. Einiger	132,148,210	1,460,331	123,714	3,868,261
Dr. Jacob A. Frenkel	131,954,883	1,651,717	125,655	3,868,261
Joel I. Klein	132,297,266	1,309,758	125,231	3,868,261
Douglas T. Linde	130,978,184	2,629,961	124,110	3,868,261
Matthew J. Lustig	132,884,548	705,405	142,303	3,868,261
Alan J. Patricof	131,538,807	2,068,047	125,401	3,868,261

Ivan G. Seidenberg	133,244,944	361,801	125,511	3,868,261
Owen D. Thomas	131,422,481	2,184,565	125,210	3,868,261
Martin Turchin	120,845,862	12,762,035	124,358	3,868,261
David A. Twardock	131,176,756	2,431,268	124,231	3,868,261
Mortimer B. Zuckerman	130,927,635	2,679,766	124,855	3,868,261

	For	Against	Abstain	Broker Non-Votes
Non-binding, advisory vote on named executive officer compensation	125,904,648	6,222,502	1,604,958	3,868,261

	For	Against	Abstain	Broker Non-Votes
Ratification of appointment of PWC	136,275,945	1,198,955	125,616	N/A

	For	Against	Abstain	Broker Non-Votes
Stockholder proposal concerning independent board chair	18,398,987	115,184,179	149,090	3,868,261

	For	Against	Abstain	Broker Non-Votes
Stockholder proposal concerning the adoption of proxy access	86,082,932	47,446,048	203,275	3,868,261

	For	Against	Abstain	Broker Non-Votes
Stockholder proposal concerning accelerated vesting	70,829,654	62,497,934	404,666	3,868,261

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amendment No. 2 to Second Amended and Restated By-laws of Boston Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: May 22, 2014	By:	/s/ Michael E. LaBelle
	Name: Title:	Michael E. LaBelle Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 2 to Second Amended and Restated By-laws of Boston Properties, Inc.